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                                                                    EXHIBIT (23)



                         Consent of Independent Auditors

We consent to the incorporation by reference in this Annual Report (Form 10-K) of The Gorman-Rupp Company of our report dated January 31, 2003, included in the 2002 Annual Report to Shareholders of The Gorman-Rupp Company.

We also consent to the incorporation by reference in the Registration Statement and in the related Prospectus (Form S-8 No. 333-85982) pertaining to the Employee Stock Purchase Plan of The Gorman-Rupp Company, in the Registration Statement and in the related Prospectus (Form S-8 No. 333-92793) pertaining to the 401(k) Plan of The Gorman-Rupp Company, in the Registration Statement and in the related Prospectus (Form S-8 No. 333-30159) pertaining to the Non-Employee Directors' Compensation Plan of The Gorman-Rupp Company, and in the Registration Statement and in the related Prospectus (Form S-3 No. 333-58108) pertaining to the J.C. Gorman and R.B. Gorman Trusts of our report dated January 31, 2003, with respect to the consolidated financial statements of The Gorman-Rupp Company incorporated herein by reference in this Annual Report (Form 10-K) of The Gorman-Rupp Company.

                                                 /s/ Ernst &Young LLP


Cleveland, Ohio
March 25, 2003